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                                                                      Exhibit 16
[Letterhead of Ernst & Young LLP appears here]

November 5, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of the Form 8-K dated November 2, 1999 of Vencor, Inc. and are in agreement with the statements contained therein.


                                                /s/ Ernst & Young LLP




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